                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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/ /   Preliminary Proxy Statement
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      Rule 14a-6(e)(2))
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/ /   Soliciting Material Under Rule 14a-12

                          DEL GLOBAL TECHNOLOGIES CORP.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             WARREN G. LICHTENSTEIN
                            WEBFINANCIAL CORPORATION
                              HENRY PARTNERS, L.P.
                             MATTHEW PARTNERS, L.P.
                          HENRY INVESTMENT TRUST, L.P.
                             CANINE PARTNERS, L.L.C.
                                 DAVID W. WRIGHT
                               GERALD M. CZARNECKI
                               SUZANNE M. HOPGOOD
                                 WALLACE BARNES
                               ------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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            Steel Partners II, L.P.  ("Steel") is filing materials  contained in this Schedule 14A with the Securities and Exchange Commission in connection with the  solicitation of proxies in support of the election of the nominees of Steel to the Board of Directors of Del Global  Technologies  Corp.  (the "Company") at
the 2003 annual meeting of the stockholders of the Company  scheduled to be held on May 29, 2003, or any other meeting of stockholders held in lieu thereof,  and any adjournments, postponements, reschedulings or continuations thereof.

            Item 1: On May 23, 2003, Steel issued the following press release.

    STEEL PARTNERS ANNOUNCES THAT ISS RECOMMENDS THAT DEL GLOBAL TECHNOLOGIES
     CORP. STOCKHOLDERS VOTE FOR STEEL PARTNERS' INDEPENDENT BOARD NOMINEES

            NEW YORK,  NY - May 23, 2003 - Steel  Partners  II,  L.P.  ("Steel")
announced  today  that  Institutional  Shareholder  Services  Inc.  ("ISS")  has
recommended that stockholders of Del Global  Technologies  Corp.  (DGTC.PK) vote
FOR Steel's director nominees at Del Global's Annual Meeting on May 29, 2003.

            Warren Lichtenstein,  managing partner of Steel, stated "We are very pleased  that ISS,  a highly  respected  and truly  independent  advisory  firm, supports Steel's director nominees. We believe that ISS correctly found that the true issue in this proxy  contest is: `which team is more likely to create value for  shareholders  in the  future?'  Their  answer was  Steel's  slate of highly qualified independent nominees."

            David Wright,  an investor,  member of the stockholder group and one of the group's  director  nominees,  noted that "ISS  recognized  the governance problems at Del Global and saw that our slate of nominees offered a solution. We appreciate ISS' support and look forward to the upcoming annual meeting."

            ISS is widely  recognized as the nation's leading  independent proxy voting and corporate  governance advisory firm. Its analyses and recommendations are relied upon by  hundreds of major  institutional  investment  firms,  mutual funds and fiduciaries throughout the United States.

            Mr.  Lichtenstein  said that "If Steel's  nominees are elected,  Del
Global stockholders can expect the following from Steel's nominees:

o           Elimination of the poison pill.
o           Restoration of the right of stockholders to call a special meeting.
o           Strong, independent management oversight.
o           An end to any hint of abusive practices.
o           Promotion of real performance based compensation.
o           Awareness of and openness to all strategic options.
o           Aggressive pursuit of relisting.
o           Effective individual and institutional investor relations efforts".

            Steel urges Del Global  stockholders  to support  Steel's efforts to establish  an  independent  voice for  stockholders  at Del  Global by  electing
Steel's nominees on the GOLD proxy card.

Del  Global has not  indicated  that an  amendment  to Del Global CEO Sam Park's single-trigger  employment  agreement  to include a tax  gross-up  provision  on change in control payments has been implemented.

                    ----------------------------------------

CERTAIN INFORMATION CONCERNING PARTICIPANTS

STEEL  PARTNERS  II,  L.P.  ("STEEL  PARTNERS")  HAS FILED  WITH THE SEC A PROXY
STATEMENT DATED APRIL 29, 2003 SOLICITING VOTES FOR THE ELECTION OF ITS NOMINEES
AT THE ANNUAL MEETING OF  STOCKHOLDERS  OF DEL GLOBAL  TECHNOLOGIES  CORP.  (THE
"COMPANY")  SCHEDULED  FOR MAY 29, 2003.  STEEL  PARTNERS  STRONGLY  ADVISES ALL
STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AS IT CONTAINS IMPORTANT
INFORMATION. SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE
AT HTTP://WWW.SEC.GOV.  IN ADDDITION,  THE PARTICIPANTS IN ANY SOLICITATION WILL
PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR
COPIES  SHOULD BE DIRECTED TO THE  PARTICIPANTS'  PROXY  SOLICITOR,  INNISFREE M
&  A  INCORPORATED,   AT  ITS  TOLL-FREE  NUMBER:   888-750-5834.   DETAILED
INFORMATION  REGARDING  THE IDENTITY AND  INTERESTS  OF  INDIVIDUALS  WHO MAY BE
DEEMED  PARTICIPANTS  IN THE  SOLICITATION  OF  PROXIES  RELATING  TO THE ANNUAL
MEETING IS AVAILABLE IN THE PROXY STATEMENT FILED BY THE  PARTICIPANTS  WITH THE
SEC.

Contact:  Michael Brinn
          Innisfree M &A Incorporated
          Telephone:  212-750-8253